                                                                    EXHIBIT 10.1
- -----------------------------------------------------------------------------
                                LOAN AGREEMENT



                                    BETWEEN



                   BIONOVA U.S. INC., A DELAWARE CORPORATION,



                                      AND



            DNA PLANT TECHNOLOGY CORPORATION, A DELAWARE CORPORATION



                                January 26, 1996



- --------------------------------------------------------------------------------

                                 LOAN AGREEMENT
                                 --------------


     THIS LOAN AGREEMENT dated January 26, 1996, is made by and between BIONOVA U.S. INC., a Delaware corporation ("Lender"), whose address for notices hereunder is 1700 Pacific, Suite 3300, Dallas, Texas 75201 (Attention: Joe A. Rudberg), and DNA PLANT TECHNOLOGY CORPORATION, a Delaware corporation ("Borrower"), whose address is 6701 San Pablo Avenue, Oakland, California 94608-1239 in respect of a loan by Lender to Borrower in the principal sum of up to Ten Million Dollars ($10,000,000.00).


                                   ARTICLE I
                                   ---------

                                  Definitions
                                  -----------

     For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

     1.01  Advance.  The term "Advance" shall mean a disbursement by Lender of
           -------
any of the proceeds of the Loan.

     1.02  Affiliates.  The term "affiliates" shall mean as to any person or
           ----------
entity, each other person or entity that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such person or entity. A person or entity shall be deemed to be "controlled by" any other person or entity if such other person or entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise.

     1.03  Assignment of Patents.  The term "Assignment of Patents" shall mean
           ---------------------
the Assignment of Patents in the form attached hereto as Schedule 1, which
                                                         ----------
assignment has been executed and delivered by Borrower to Lender as of the date hereof in order to assign to Lender Borrower's interest in the Patents.

     1.04  Borrower.  The term "Borrower" shall mean the party named as such in
           --------
the first paragraph of this Loan Agreement.

     1.05  Closing.  The term "Closing" shall mean the initial funding by Lender
           -------
of an Advance to Borrower in the principal amount of $5,000,000.00, which funding has occurred on the date first set forth above.

     1.06  Collateral.  The term "Collateral" shall mean Lender's interest in
           ----------
Borrower's interest in the Patents and any other property in which Borrower grants to Lender a valid Lien.

     1.07  Collateral Value.  The term "Collateral Value" shall mean, as of any
           ----------------
date, the value of the Collateral established by a Qualified Professional.

     1.08  Collateral Value Deficiency.  The term "Collateral Value Deficiency"
           ---------------------------
shall mean, as of any date, the amount, as determined by Lender in its sole discretion, by which the sum of (i) the outstanding Loan Indebtedness and (ii) $3,000,000.00 exceeds the Collateral Value.

     1.09  Collateral Value Deficiency Notification Date.  The term "Collateral
           ---------------------------------------------
Value Deficiency Notification Date" shall mean the date on which any notice of a Collateral Value Deficiency is received by Borrower.

     1.10  Code .  The term "Code" shall mean the Uniform Commercial Code in
           -----
effect from time to time in the State of Delaware.

     1.11  Debtor Relief Laws.  The term "Debtor Relief Laws" shall mean any
           ------------------
applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

     1.12  Event of Default.  The term "Event of Default" shall mean:
           ----------------

     (a) A failure by Borrower to make any payment of principal or interest on the Note when due, which such failure remains unremedied by Borrower for five business days after receipt of notice from Lender of such failure;

     (b) A failure by Borrower to comply with any of the other terms or conditions specified herein or in any other Loan Document and such failure remains unremedied for sixty days following receipt by Borrower of notice from Lender of such failure;

     (c) The appointment of a receiver, trustee, conservator, or liquidator of Borrower, or for substantially all of the property of Borrower, and such appointment remains undischarged for a period of thirty days;

     (d) A filing by Borrower of a voluntary petition in bankruptcy, seeking reorganization or rearrangement or taking advantage of any Debtor Relief Laws, or an answer by Borrower admitting the material allegations of a petition filed against Borrower, as the case may be, in any bankruptcy, reorganization, insolvency, conservatorship, or similar proceeding;

     (e) The making by Borrower of a general assignment for the benefit of creditors;

     (f) The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating Borrower as bankrupt or insolvent, or approving a petition seeking reorganization of Borrower or an arrangement of its debts, or appointing a receiver, trustee, conservator, or liquidator of Borrower, or for substantially all of the property of Borrower, and such order, judgment or decree remains undischarged or unstayed for a period of thirty days;

     (g) The occurrence of any event or condition which results in a default in the payment of any indebtedness or performance of any obligation of Borrower to Lender under the Loan Documents;

     (h) The liquidation, termination, or dissolution of Borrower;

     (i) The occurrence of any event under any other material credit, loan or similar agreement of Borrower or any subsidiary thereof which results in the acceleration of the entire amount of the indebtedness or other amounts owed thereunder; or

     (j) The failure of Borrower to cure a Collateral Value Deficiency in accordance with this Loan Agreement.

     1.13  Financial Statements .  The term "Financial Statements" shall mean
           ---------------------
such balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds and other financial information of Borrower and its subsidiaries, as shall be required by Lender from time to time, which statements, if required by Lender, shall be certified by an independent certified public accountant.

     1.14  Financing Statements .  The term "Financing Statements" shall mean
           ---------------------
with respect to the Loan any financing statement filed under the Code or any similar law and any notices of recordation of assignment of patent or similar filings in any jurisdiction for the perfection of a security interest or lien in any property.

     1.15  Governmental Authority .  The term "Governmental Authority" shall
           -----------------------
mean the United States, the State, the County, the City, or any other political subdivision in which property of Borrower is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Borrower or property of Borrower.

     1.16  Governmental Requirements .  The term "Governmental Requirements"
           --------------------------
shall mean all laws, statutes, ordinances, rules, and regulations of any Governmental Authority applicable to Borrower.

     1.17  Indebtedness .  The term "Indebtedness" shall mean all indebtedness,
           -------------
obligations and liabilities of Borrower or its subsidiaries, including without limitation:

     (i) all "liabilities" which would be reflected on a balance sheet of Borrower or its subsidiaries prepared in accordance with generally accepted accounting principles;

     (ii) all obligations of Borrower or its subsidiaries in respect of any guaranty; and

     (iii) all obligations, indebtedness and liabilities secured by a Lien on any property or assets of Borrower or its subsidiaries.

     1.18  Lender.  The term "Lender" shall mean the party named as such in the
           ------
first paragraph of this Loan Agreement.

     1.19  Liens.  The term "Liens" shall mean any lien, mortgage, security
           -----
interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

     1.20  Loan.  The term "Loan" shall mean the loan by Lender to Borrower of
           ----
the principal sum of up to Ten Million Dollars ($10,000,000.00), or such other amount as shall be advanced by Lender to Borrower from time to time pursuant to this Loan Agreement.

     1.21  Loan Documents.  The term "Loan Documents" shall include this Loan
           --------------
Agreement, the Note, the Assignment of Patents, the Financing Statements, and such other security or similar agreements or instruments evidencing or securing the Loan as shall, from time to time, be executed and delivered by Borrower to Lender pursuant to this Loan Agreement.

     1.22   Loan Indebtedness.  The term "Loan Indebtedness" shall mean all
            -----------------
amounts due and owing under the Note, this Loan Agreement and the other Loan Documents, including, without limitation, all principal, interest, costs, and attorneys fees.

     1.23  Merger Agreement.  The term "Merger Agreement" shall mean that
           ----------------
certain Merger Agreement of even date herewith among Empresas La Moderna, S.A. de C.V., Bionova, S.A. de C.V., Lender, Bionova Acquisition, Inc. and Borrower, as such agreement may be amended from time to time.

     1.24  Note.  The term "Note" shall mean the promissory note in the form
           ----
attached hereto as Schedule 2 issued by Borrower to Lender as of the date hereof
                   ----------
in the amount of and evidencing the Loan and shall include any promissory note given in renewal or extension thereof or in substitution thereof, in whole or in part.

     1.25  Patents.  The term "Patents" shall mean Borrower's interest, either
           -------
existing or hereafter acquired, in the patents and applications therefor identified on Schedule 4 attached hereto.
              ----------

     1.26   Permitted Liens.  The term "Permitted Liens" shall mean (i) Liens
            ---------------
granted to Lender to secure the repayment of the Note, (ii) Liens described on

Schedule 7 attached hereto, (iii) pledges or deposits made to secure payment of
- ----------
worker's compensation insurance, unemployment insurance, pensions or social security programs, (iv) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness the payment of which is not yet due, and (v) Liens for taxes, assessments and governmental charges or levies imposed upon Borrower or upon Borrower's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided.

     1.27  Qualified Professional.  The term "Qualified Professional" shall
           ----------------------
have the meaning ascribed to such term in Section 5.03.

     1.28  Sole Patent License.  The term "Sole Patent License" shall mean the
           -------------------
Sole Patent License in the form attached hereto as Schedule 3, which license has
                                                   ----------
been executed and delivered by Lender to Borrower as of the date hereof in order to provide Borrower with a license in the Patents as provided therein.


                                   ARTICLE II
                                   ----------

                              Agreements of Lender
                              --------------------

     2.01  Commitment of Lender.  Subject to the conditions hereof and the
           --------------------
terms of the Note, and provided that an Event of Default has not occurred, Lender will make Advances to Borrower (i) of $5,000,000.00 on the date of Closing, and (ii) unless the "Closing Date" (as such term is defined in the Merger Agreement) has occurred, of $5,000,000.00 on July 1, 1996.

     2.02  Principal and Interest Payments.  The Loan Indebtedness shall be
           -------------------------------
payable by Borrower to Lender as provided in the Note. Interest on the Loan Indebtedness, at the rate specified in the Note, shall be computed and payable as provided in the Note.

     2.03  Conditions to Funding.  As conditions precedent to the Advance
           ---------------------
specified in Section 2.01(ii), no Event of Default (and no event which, if left unchanged, would become an Event of Default through the mere passage of time) shall exist hereunder.

     2.04  Conditions Precedent for the Benefit of Lender.  All conditions
           ----------------------------------------------
precedent to the obligation of Lender to fund are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to fund in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement may be waived by Lender, in whole or in part, at any time.

     2.05   Prepayment of Loan Indebtedness.  The Borrower may prepay the Loan
            -------------------------------
Indebtedness in whole or in part at any time without bonus or penalty.


                                  ARTICLE III
                                  -----------

                          Agreements Regarding Patents
                          ----------------------------

     3.01  Assignment of Patents.  On the date of Closing, Borrower shall
           ---------------------
execute and deliver to Lender the Assignment of Patents which assignment shall be expressly subject to the rights of existing licensees as listed on Schedule 5
                                                                      ----------
attached hereto. Borrower shall have the right to offset any losses (including reasonable attorneys' fees) arising from any claim by any such licensees that the Assignment of Patents violates the terms of any of such existing licenses.

Notwithstanding anything herein to the contrary, the occurrence of any such claim or loss shall not be deemed a breach of any of Borrower's representations, warranties or covenants hereunder or give rise to Borrower's indemnification obligations under Section 5.17. Upon repayment in full of the Loan Indebtedness, Lender shall execute and deliver to Borrower an assignment in substantially the same form as Schedule 1, assigning Lender's interest in the
                               ----------
Patents back to Borrower, along with such other documentation as may be reasonably required by Borrower to evidence the termination of Lender's interest in the Patents.

     3.02  Sole Patent License.  On the date of Closing, Lender shall execute
           -------------------
and deliver to Borrower the Sole Patent License, which license shall continue for the term specified therein.

                                   ARTICLE IV
                                   ----------

                   Representations and Warranties of Borrower
                   ------------------------------------------

     Borrower hereby represents and warrants (except as may be otherwise disclosed by Borrower to Lender in Schedule 8 attached hereto) as of the date of
                                   ----------
Closing as follows:

     4.01  The Financial Statements.  The Financial Statements are true,
           ------------------------
correct, and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower and its subsidiaries as of the dates specified. No material adverse change has occurred in the financial condition of Borrower since the dates of the Financial Statements.

     4.02  Suits, Actions, Etc.   There are no material actions, suits, or
           --------------------
proceedings pending or, to the best knowledge of Borrower, threatened in any court or before or by any Governmental Authority against or affecting Borrower or its subsidiaries or involving the validity or enforceability of any of the Patents, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Documents, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or any of its affiliates or subsidiaries is a party or by which Borrower or any of its affiliates or subsidiaries may be bound or affected.

     4.03  Valid and Binding Obligation.  Each of the Loan Documents when duly
           ----------------------------
executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their terms except as such enforcement may be limited by (i) Debtor Relief Laws, (ii) fiduciary obligations under the laws of its jurisdiction of incorporation, (iii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances and (iv) public policy considerations with respect to the enforceability of rights of indemnification.

     4.04  Title to the Patents.  Immediately prior to Closing, Borrower holds
           --------------------
full and complete legal and equitable title to the Patents free and clear of all liens, encumbrances or adverse claims, subject only to the licenses identified on Schedule 5 attached hereto.
   ----------

     4.05  Existing Patent Licenses.  At the date of Closing, Schedule 5
           ------------------------                           ----------
attached hereto contains a complete list of all existing license agreements with respect to the Patents to which Borrower is a party.

     4.06  Authorization.  Borrower has duly taken all corporate action
           -------------
necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.
Borrower is duly authorized to borrow funds hereunder.

     4.07  No Conflicts or Consents.  The execution and delivery by Borrower of
           ------------------------
the Loan Documents to which it is a party, the performance of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any material provision of (1) any applicable domestic or foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of Borrower or any of its affiliates or subsidiaries, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower or any of its affiliates and subsidiaries, (ii) result in the acceleration of any debt owed by Borrower or any of its affiliates or subsidiaries, or (iii) result in or require the creation of any material lien upon any assets or properties of Borrower or any of its affiliates or subsidiaries, except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower or any of its affiliates and subsidiaries of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     4.08  Solvency.  At the time of Closing, Borrower is not insolvent and
           --------
will not be rendered insolvent after giving effect to the consummation of the transactions contemplated by the Loan Documents. For purposes of this Section 4.08, "insolvent" means that (i) Borrower is unable to pay its debts and liabilities as they become due and payable or (ii) Borrower's liabilities exceed its assets.


                                   ARTICLE V
                                   ---------

                      Covenants and Agreements of Borrower
                      ------------------------------------

     To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees as follows until all of the Loan Indebtedness has been paid in full:

     5.01  Use of Proceeds.  Borrower shall use the proceeds of this Loan
           ---------------
Agreement solely for purposes of paying operating costs of the businesses of Borrower and other general corporate purposes (including payment of costs incurred in relation to the Merger Agreement and the Ancillary Documents (as defined therein)), but not for any purposes prohibited by this Article

V. In no event shall the proceeds of any Advance be used directly or indirectly for personal, family, or household purposes.

     5.02  Costs and Expenses.  All reasonable costs and expenses associated
           ------------------
with collection under this Loan Agreement, including, without limitation, (a) all fees for filing or recording any documents related to consummation of the transactions contemplated by this Loan Agreement, (b) all reasonable fees and expenses of counsel to Lender related to collection under this Loan Agreement, and (c) all other reasonable costs and expenses payable to third parties incurred by Lender in connection with the collection under this Loan Agreement, including in connection with the defense of the Loan Documents or the defense of Lender's exercise of its rights thereunder shall be added to and included as Loan Indebtedness payable by Borrower to Lender in accordance with this Loan Agreement.

     5.03  Collateral Value Deficiencies.  If at any time not earlier than 365
           -----------------------------
days after July 1, 1996 and not later than 180 days prior to the scheduled termination date of this Loan Agreement, Lender has received an opinion from any of the qualified professionals listed in Schedule 6 to this Loan Agreement or
                                         ----------
such other professional as may be mutually agreed from time to time by the parties (a "Qualified Professional") that a Collateral Value Deficiency exists, Lender may notify Borrower of such Collateral Value Deficiency in writing, which shall include the amount of such Collateral Value Deficiency; provided, that no Collateral Value Deficiency Notice shall be delivered earlier than 180 days following a prior Collateral Value Deficiency Notice Date. Within 30 days from and after the Collateral Value Deficiency Notification Date, Borrower shall, at its election, take one of the following actions:

           (i) demonstrate to Lender's satisfaction that no such Collateral Value Deficiency exists; provided that the delivery to Lender of a written opinion from a Qualified Professional that no Collateral Value Deficiency exists shall be deemed to have satisfied Lender. Such opinion of value may assume that additional security is made available to Lender as provided in Section 5.03(ii) below provided that such security is so provided to Lender;

           (ii) execute and deliver to Lender additional security which may include, without limitation, letters of credit, guaranties and supplemental or additional documents, in each case in form and substance reasonably satisfactory to Lender and its counsel, securing repayment of the Loan Indebtedness, covering property owned by Borrower not currently covered by any Loan Document and which property is of a type and nature, and having a value (determined by Lender and its advisors using customary standards for lending) satisfactory to Lender; provided, however, that Borrower shall not be required to provide an item of additional collateral if the provision of such would cause Borrower, in the reasonable opinion of Borrower's counsel, to materially breach any agreement between Borrower and an unrelated third party; or

           (iii) make a payment to Lender with respect to the Loan Indebtedness in an amount sufficient to eliminate such Collateral Value Deficiency.

     Borrower's obligations to cure a Collateral Value Deficiency shall be limited to those assets (other than cash and marketable securities) available to Borrower; provided, however, if a Collateral Value Deficiency Notice has been sent and the Collateral Value is determined to be less than the Loan Indebtedness, then cash and marketable securities shall be considered available assets to the extent they exceed the amount of $4,400,000.

     5.04  Additional Documents.  Borrower shall execute and deliver to Lender,
           --------------------
from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents.

     5.05  Inspection of Books and Records.  Borrower shall permit Lender or
           -------------------------------
its representatives, including independent accountants and agents, at all reasonable times to examine and copy the books and records of Borrower pertaining to the Loan.

     5.06  Defense of Actions.  Borrower shall retain all rights to commence,
           ------------------
appear in, or defend or make decisions concerning any action or proceeding or prosecution (including any proceeding in the United States Patent and Trademark Office) purporting to affect, the Patents or the respective rights and obligations of Lender and Borrower with respect thereto pursuant to any Loan Document; provided, however, if Lender requests that Borrower take any action regarding the matters set forth in this Section 5.06 and Borrower refuses or fails to take such action on a timely basis, then, prior to the repayment of the Loan Indebtedness, Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding (including any proceeding in the United States Patent and Trademark Office) purporting to affect the Patents or the respective rights and obligations of Lender and Borrower with respect thereto pursuant to any Loan Document. In the event Borrower refuses or fails to take action on a timely basis reasonably requested by Lender, then Lender shall, at its sole option, control any such action or proceeding and Borrower agrees to appear as a party therein if requested by Lender, and to cooperate with Lender in the conduct of such action or proceeding whether or not it is a party.
Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which shall be added to and included as Loan Indebtedness payable by Borrower to Lender in accordance with this Loan Agreement. Any recovery obtained by either party in enforcing the Patents will be applied first to the expenses incurred in obtaining such recovery and then to the Loan Indebtedness.

     5.07  Prohibition on Assignment.  Borrower shall not assign or encumber
           -------------------------
any interest of Borrower under this Loan Agreement without the prior written consent of Lender.

     5.08  Financial Statements.  Within three business days of their filing
           --------------------
with the Securities and Exchange Commission (the "SEC"), Borrower shall furnish Lender copies of its annual report on Form 10-K, quarterly reports on form 10-Q as well as such other reports and filings filed from time to time with the SEC. Borrower shall provide to Lender any additional documents relating to, or supporting, such filings or that otherwise relate to Borrower's ability to repay the Loan Indebtedness that are reasonably requested by Lender within thirty days of such request.

     5.09  Notification of Adverse Changes.  Borrower shall promptly notify
           -------------------------------
Lender of the occurrence of any event or condition which, if not remedied, would result in a material, adverse change to the financial condition of Borrower and its subsidiaries taken as a whole or would materially and adversely affect the value of the Patents or any portion thereof.

     5.10  Limitation on Dividends and Redemptions.  Without the prior written
           ---------------------------------------
consent of Lender, Borrower will not declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or its other equity interests (whether such stock or interests are now or hereafter issued, outstanding or created) while any part of the Loan Indebtedness is unpaid. Without the written consent of Lender, Borrower will not directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of its capital stock or its other equity interests (whether such stock or interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of such capital stock or such other equity interests.

     5.11  Limitation on Sales of Property.  Without the written consent of
           -------------------------------
Lender, except as otherwise specifically permitted under the Sole Patent License, Borrower and its subsidiaries will not, prior to July 1, 1996, sell, transfer, lease, exchange, license, alienate or dispose of any of its material assets or properties or any material interest therein except to the extent not otherwise forbidden under the Sole Patent License:

          a. equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

          b. inventory which is sold in the ordinary course of business on ordinary trade terms; and

          c. sales or other dispositions not otherwise permitted hereunder, not to exceed $25,000 in any single transaction and $100,000 in the aggregate in any Fiscal Year.

     5.12  Limitation on Investments and New Businesses.  Without the prior
           --------------------------------------------
written consent of Lender, Borrower and its subsidiaries will not, prior to July 1, 1996, make any material expenditure or commitment or incur any material obligation or enter into or engage in any material transaction except in the ordinary course of business.

     5.13  Limitation on Capital Expenditures.  Without the written prior
           ----------------------------------
consent of Lender, prior to July 1, 1996, Borrower and its subsidiaries will not make any capital expenditures in an amount exceeding $250,000.00 for any single expenditure or $1,000,000.00 on an annual aggregate basis.

     5.14  Limitation on Credit Extensions.  Borrower and its subsidiaries will
           -------------------------------
not extend credit, make advances or make loans to any person, including any stockholder, employee, officer or director of Borrower, other than normal extensions of credit to customers buying goods and services in the ordinary course of business, working capital advances to its subsidiaries and advances to employees for travel, relocation and other expense advances in the ordinary course of business.

     5.15  Limitation on Other Borrowings.  Without the prior written consent
           ------------------------------
of Lender, Borrower and its subsidiaries shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly liable in respect of any Indebtedness, except (i) Indebtedness arising out of this Loan Agreement, (ii) Indebtedness secured by Permitted Liens, (iii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iv) Indebtedness in respect of current accounts payable or accrued (other than for borrowed funds or purchase money obligations) and incurred in the ordinary course of business, (v) Indebtedness of Borrower as reflected in the financial statements of Borrower provided to Lender at the date of Closing, (vi) Indebtedness secured by inventory and/or receivables for working capital lines, and (vii) Indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, and (viii) up to $2,500,000.00 of other Indebtedness (e.g., letters of credit) incurred by Borrower in the ordinary course of business; provided, however, Borrower shall not, without the consent of Lender, be permitted to incur Indebtedness under provisions (vi) or (viii) of this Section 5.15 if Borrower has received a Notice of Collateral Value Deficiency and such Collateral Value Deficiency continues to exist; and provided further, however, that the renewal of existing Indebtedness in the amount then outstanding shall not constitute the incurrence of additional Indebtedness under this provision.

     5.16  Transactions with Affiliates.  Neither Borrower nor any of its
           ----------------------------
subsidiaries will engage in any transaction with or pay any management or other fees or compensation to any of its affiliates except transactions in the ordinary course of business and transactions among Borrower and its subsidiaries expressly permitted hereunder.

     5.17  Indemnity.  Borrower agrees to indemnify Lender, upon demand, from
           ---------
and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any environmental or other applicable laws by Borrower or any liabilities or duties of Borrower or Lender with respect to hazardous materials found in or release into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER, provided only that Lender shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined by a final judgment. If any person (including Borrower or any of its affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless by paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term "Lender" shall refer not only to the person designated as such in the first paragraph of this Loan Agreement, but also to each director, officer, agent, attorney, employee, representative, and affiliate of such Person. The term "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     5.18  Permitted Activities.  Notwithstanding anything to the contrary set
           --------------------
forth in this Article V, in the event that Borrower is permitted under Section
6.2 of the Merger Agreement to take or fail to take any action, it shall also be permitted to take or fail to take such action hereunder.

                                   ARTICLE VI
                                   ----------

                         Rights and Remedies of Lender
                         -----------------------------

     6.01  Acceleration.  Upon the occurrence of an Event of Default, Lender
           ------------
may, at its option, declare the entire outstanding amount of the Loan Indebtedness to be immediately due and payable which such declaration shall take affect five business days after notice from Lender to Borrower if such Event of Default has not been fully cured.

     6.02  Termination of Borrower's Assignment Rights.  Upon acceleration under
           -------------------------------------------
Section 6.02, Borrower's rights under Section 3.01 of this Loan Agreement to require Lender to convey an assignment of Lender's interest in the Patents back to Borrower shall immediately terminate and Lender shall have no obligation to convey any interest in the Patents back to Borrower. In the event of such termination of Borrower's assignment rights, Lender shall be entitled to (i) dispose of the Patents (subject to such retained rights, if any, in the Patents that may then be granted to Borrower by Lender under the Sole Patent License) in a commercially reasonable manner (including, without limitation, a sale in which Lender shall be entitled to "credit bid" the Loan Indebtedness and, if it is the highest bidder for the Patents, retain title to the Patents) and the proceeds therefrom shall be applied to the Loan Indebtedness, or (ii) if Lender can demonstrate with a written opinion of a Qualified Professional that (a) the value of the Patents is equal to or less than the amount of the Loan Indebtedness or (b) the value of the Patents exceeds the Loan Indebtedness by an amount which Lender agrees to pay to Borrower, retain the Patents in full and complete satisfaction of the Loan Indebtedness by giving Borrower thirty days prior written notice of such election.

     6.03  No Waiver or Exhaustion.  All of Lender's rights and remedies with
           -----------------------
respect to any Loan Document or relating to the Patents shall be cumulative and may be exercised singularly or concurrently. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and, no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

                                   ARTICLE VII
                                   -----------

                          General Terms and Conditions
                          ----------------------------

     7.01  Notices.  All notices, demands, requests, and other communications
           -------
required or permitted hereunder shall be in writing and shall be deemed to have been given when received by Borrower or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower or Lender may from time to time designate by written notice to the other as herein required.

     7.02  Modifications.  No provision of this Loan Agreement or the other
           -------------
Loan Documents may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

     7.03  Severability.  In case any of the provisions of this Loan Agreement
           ------------
shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     7.04  Election of Remedies.  Lender shall have all of the rights and
           --------------------
remedies granted in the Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, or the Patents at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

     7.05  Form and Substance.  All documents, certificates, and other items
           ------------------
required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance reasonably satisfactory to Lender.

     7.06  Controlling Agreement.  All agreements between Borrower and Lender,
           ---------------------
whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the money to be loaned pursuant to this Loan Agreement, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other document evidencing, securing, or pertaining to the Loan, at any time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the
                                                           ----------
obligation to be fulfilled shall be reduced to the limit of such validity; and if from any such circumstances Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, the excessive interest shall be applied to the reduction of the principal amount owing under the Note and not to the payment of interest, or if the excessive interest exceeds the unpaid balance of principal of the Note, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full in such manner as is permitted by law. This paragraph shall control all agreements between Borrower and Lender.

     7.07  No Third Party Beneficiary.  This Loan Agreement is for the sole
           --------------------------
benefit of Lender and Borrower and is not for the benefit of any third party.

     7.08  Number and Gender.  Whenever used herein, the singular number shall
           -----------------
include the plural and the singular, and the use of any gender shall be applicable to all genders.

     7.09  Captions.  The captions, headings, and arrangements used in this
           --------
Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     7.10  Applicable Law.  This Loan Agreement and the Loan Documents shall be
           --------------
governed by and construed in accordance with the laws of the State of New York and the laws of the United States applicable to Lender and transactions within such State.

     7.11  Entire Agreement.  This Loan Agreement, the other Loan Documents and
           ----------------
the Sole Patent License shall constitute the entire agreement and understanding between the parties and supersede all prior agreements and understandings with respect to the subject matter of the aforementioned agreements, whether written or oral.

     EXECUTED AND DELIVERED on the date first recited.

                             LENDER:

                             BIONOVA U.S. INC.



                             By:
                                 -------------------------------
                                 Name: Carlos Herrera
                                 Title: Chairman of the Board and
                                          Chief Executive Officer

                             BORROWER:

                             DNA PLANT TECHNOLOGY CORPORATION



                             By:
                                 -------------------------------
                                 Name:  Robert Serenbetz
                                 Title:  Chief Executive Officer